Exhibit 99.1

Ingeus Limited ABN 46 010 948 731 Financial Statements as at 31 December 2013, 2012 and 2011

These financial statements are the consolidated financial statements of the consolidated entity consisting of Ingeus Limited and its subsidiaries and the Group’s interest in associates and jointly controlled entities. The financial statements are presented in Australian currency.

Ingeus Limited is an unlisted public company limited by shares, incorporated and domiciled in Australia and is the ultimate parent entity of the Group (refer note 27). Its registered office and principal place of business is:

Ingeus Limited

Level 11, 300 Ann Street

Brisbane QLD 4000.

The financial report was authorised for issue by the directors on 7 August 2014. The Directors have the power to amend and reissue the financial report.

Ingeus Limited

Consolidated statements of profit and loss and other comprehensive income

For the period ended 31 December 2013

		2013	2012	2011
	Notes	$'000	$'000	$'000

Revenue from continuing operations	4	85,396	78,911	73,271

Employee benefits expense		(59,093)	(50,324)	(38,602)
Client resources and subcontractor fees		(8,386)	(12,795)	(8,920)
Premise and equipment expense		(9,028)	(7,139)	(5,528)
Administration and management expense		(2,689)	(3,004)	(4.497)
Information technology expense		(3,305)	(3,126)	(3,120)
Depreciation and amortisation expense		(2,846)	(3,200)	(2,682)
Travel expense		(2,208)	(1,851)	(1,938)
Communication expense		(2,167)	(1,981)	(1,857)
Marketing expense		(849)	(1,763)	(1,355)
Other expenses		(1,354)	(1,956)	(1,811)
Finance costs		(204)	(147)	(137)
Share of profit/(loss) of equity-accounted investee, net of tax		20,788	(1,895)	3,942

Profit/(loss) before income tax		14,055	(10,270)	6,766

Income tax expense	6	(640)	(6,933)	(2,230)

Profit/(loss) from continuing operations		13,415	(17,203)	4,536

Profit from Discontinued Operations, after tax	7	-	-	5,653

Profit/(loss) for the period		13,415	(17,203)	10,189

Other comprehensive income

Items that may be reclassified subsequently to profit or loss

Exchange differences on translation of foreign operations	19(c)	4,232	279	326

Reclassification of foreign currency difference on loss of control		-	-	5,077

Other comprehensive income for the period, net of tax		4,232	279	5,403

Total comprehensive income for the period		17,647	(16,924)	15,592

Profit/(loss) is attributable to:
Owners of Ingeus Limited		13,489	(17,164)	10,189
Non-controlling interest		(74)	(39)	-
		13,415	(17,203)	10,189

Total comprehensive income for the period is attributable to:
Owners of Ingeus Limited		17,721	(16,885)	15,592
Non-controlling interest		(74)	(39)	-
		17,647	(16,924)	15,592

Total comprehensive income for the period is attributable to owners of Ingeus Limited arises from:
Continuing operations		17,721	(16,885)	9,939
Discontinued operations		-	-	5,653
		17,721	(16,885)	15,592

The above consolidated statements of profit and loss and other comprehensive income should be read in conjunction with the accompanying notes.

Ingeus Limited

Consolidated balance sheets

As at 31 December 2013

		2013	2012	2011
	Notes	$'000	$'000	$'000

ASSETS
Current assets
Cash and cash equivalents	8	20,989	18,040	33,518
Trade and other receivables	9	24,786	25,965	15,426
Current tax receivables		936	257	113
Prepayments		2,528	2,491	1,773
Total current assets		49,239	46,753	50,830

Non-current assets
Investment in associates	12	14,881	9,073	10,969
Property, plant and equipment	10	2,137	2,124	2,857
Deferred tax assets	13	1,475	1,033	6,848
Intangible assets	11	7,755	7,736	7,634
Total non-current assets		26,248	19,966	28,308

Total assets		75,487	66,719	79,138

LIABILITIES
Current liabilities
Trade and other payables	14	12,483	21,393	18,845
Borrowings	15	3,250	4,574	1,681
Current tax liabilities		588	227	969
Provisions	16	6,575	5,765	5,387
Deferred income		6,285	6,503	7,300
Total current liabilities		29,181	38,462	34,182

Non-current liabilities
Deferred tax liabilities		6	-	-
Provisions	17	1,082	686	462
Total non-current liabilities		1,088	686	462

Total liabilities		30,269	39,148	34,644

Net assets		45,218	27,571	44,494

EQUITY
Contributed equity	18	13	13	13
Reserves	19(a)	2,507	(1,725)	(2,025)
Retained earnings		42,810	29,321	46,506
Capital and reserves attributable to owners of Ingeus Limited		45,330	27,609	44,494

Non-Controlling interest		(112)	(38)	-

Total equity		45,218	27,571	44,494

The above consolidated balance sheets should be read in conjunction with the accompanying notes.

Ingeus Limited

Consolidated statements of changes in equity

For the period ended 31 December 2013

		Attributable to Owners of the Company
	Note	Contributed equity	Foreign currency translation	Statutory reserve	Retained earnings	Total	Non- controlling interests	Total equity
		$'000	$'000	$'000	$'000	$'000	$'000	$'000

Balance at 1 January 2011		297	(6,925)	323	40,791	34,486	-	34,486

Profit for the period as reported in the 2011 financial statements		-	-	-	10,189	10,189	-	10,189

Exchange differences on translation of foreign operations		-	326	-	-	326	-	326

Reclassification of foreign currency difference on loss of control		-	5,077	-	-	5,077	-	5,077
Total comprehensive income for the period as reported in the 2011 financial statements		-	5,403	-	10,189	15,592	-	15,592

Reclassification of exchange difference on translation of net investment in foreign operation, net of tax		-	(826)	-	826	-	-	-
Buy-back shares	18(b)	(70)	-	-	-	(70)	-	(70)
Dividends provided for or paid	20	-	-	-	(5,300)	(5,300)	-	(5,300)
Restatement of share capital related to employee share scheme	19(b)	(214)	-	-	-	(214)	-	(214)
Balance at 31 December 2011		13	(2,348)	323	46,506	44,494	-	44,494

Balance at 1 January 2012		13	(2,348)	323	46,506	44,494	-	44,494

Loss for the period as reported in the 2012 financial statements		-	-	-	(17,164)	(17,164)	(39)	(17,203)

Exchange differences on translation of foreign operations		-	279	-	-	279	-	279
Total comprehensive income for the period as reported in the 2012 financial statements		-	279	-	(17,164)	(16,885)	(39)	(16,924)

Acquisition of Subsidiary with non-controlling interest		-	-	-	-	-	1	1
Transfer retained earnings to reserves		-	-	21	(21)	-	-	-
Balance at 31 December 2012		13	(2,069)	344	29,321	27,609	(38)	27,571

Balance at 1 January 2013		13	(2,069)	344	29,321	27,609	(38)	27,571

Profit for the period as reported in the 2013 financial statements		-	-	-	13,489	13,489	(74)	13,415

Exchange differences on translation of foreign operations		-	4,232	-	-	4,232	-	4,232
Total comprehensive income for the period as reported in the 2013 financial statements		-	4,232	-	13,489	17,721	(74)	17,647

Balance at 31 December 2013		13	2,163	344	42,810	45,330	(112)	45,218

The above consolidated statements of changes in equity should be read in conjunction with the accompanying notes.

Ingeus Limited

Consolidated statements of cash flows

For the period ended 31 December 2013

		2013	2012	2011
	Notes	$'000	$'000	$'000
Cash flows from operating activities
Receipts from customers (inclusive of value added taxes)		99,829	76,484	97,596
Payments to suppliers and employees (inclusive of value added taxes)		(104,413)	(91,183)	(90,703)
Interest received		162	214	739
Interest paid		(204)	(147)	(172)
Income taxes paid		(1,393)	(2,005)	(4,542)
Net cash (outflow)/inflow from operating activities	28	(6,019)	(16,637)	2,918

Cash flows from investing activities
Payment for acquisition of subsidiaries, net of cash acquired	25	-	(1,014)	(2,410)
Payments for property, plant and equipment	10	(1,259)	(2,075)	(2,263)
Payments for intangible assets	11	(869)	(1,062)	(3,961)
Proceeds from sale of property, plant and equipment		23	1,043	250
Proceeds from sale of intangible assets		-	539	-
Dividends from equity-accounted investee		8,963	-	15,449
Disposal of discontinued operation, net of cash disposed of	7	-	-	(29,281)
Loan from related entity	21(e)	-	6,017	-
Net cash (outflow)/inflow from investing activities		6,858	3,448	(22,216)

Cash flows from financing activities
Proceeds from/(repayment of) borrowings		(1,324)	2,893	(2,373)
Dividends paid to company’s shareholders		-	(5,000)	(2,800)
Net cash outflow from financing activities		(1,324)	(2,107)	(5,173)

Net decrease in cash and cash equivalents		(485)	(15,296)	(24,471)

Cash at the beginning of the financial period		18,040	33,518	57,558
Effects of exchange rate changes on cash and cash equivalents		3,434	(182)	431

Cash and cash equivalents at end of period	8	20,989	18,040	33,518

  The above consolidated statements of cash flows should be read in conjunction with the accompanying notes.

Ingeus Limited
Notes to the consolidated financial statements
31 December 2013

1.	Summary of significant accounting policies

Ingeus Limited (the “Company”) is a company domiciled in Australia. The address of the Company’s registered office is Level 11, 300 Ann St, Brisbane. The consolidated financial statements of the Company as at and for the year ended 31 December 2013, 31 December 2012 and 31 December 2011, comprise the Company and its subsidiaries (together referred to as the “group” and individually as “group entities”) and the Group’s interest in associates and jointly controlled entities. The group is a for-profit entity and provides Human Services primarily integrated programs and services which support people moving from welfare dependency in to work, outplacement and training.

Ingeus Limited ceased reporting under International Financial Reporting Standards (IFRS) during the year ended 31 December 2010 due to adoption of a reduced disclosure regime available in Australia which impacted on disclosures presented but not the recognition and measurement aspects of IFRS. The Group is resuming compliance with reporting under IFRS in this set of accounts as the Group has been acquired by Providence Services Corporation in May 2014 and IFRS compliant accounts are required for SEC reporting requirements.

The principal accounting policies in the preparation of these consolidated financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

(a)	Basis of preparation

(i)	Statement of compliance

The consolidated financial statements are general purpose financial statements which have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

As a result of preparing general purposes financial statements for the years ending 31 December 2013, 2012 and 2011, the group has applied IFRS 1, First-time Adoption of International Financial Reporting Standards, in the preparation of the financial statements for the year ended 31 December 2013. There have been no adjustments to the recognised balances in the consolidated balance sheets, consolidated statements of profit and loss and other comprehensive income, consolidated statements of changes in equity, or consolidated statements of cash flows, as a result of the first time adoption of IFRS and the impact has related only to increased financial statement disclosure.

The consolidated financial statements were authorised for issue by the Board of Directors on 7 August 2014.

(ii)	New and amended standards adopted by the Group
The Group has adopted the following new standards and amendments to standards, including any consequential amendments to other standards, with a date of initial application of 1 January 2013.
a)	IFRS 10 Consolidated Financial Statements (2011)
b)	IFRS 13 Fair Value Measurement
c)	IAS 19 Employee Benefits (2011)The nature and effects of the changes are explained below.
The nature and effects of the changes are explained below.
a)	Subsidiaries
As a result of IFRS 10 (2011), the Group has changed its accounting policy for determining whether it has control over and consequently whether it consolidates its investees. IFRS 10 (2011) introduces a new control model that focuses on whether the Group has power over an investee, exposure or rights to variable returns from its involvement with the investee and ability to use its power to affect those returns. In particular, IFRS 10 (2011) requires the Group consolidate investees that it controls on the basis of de facto circumstances. The change in accounting policy has had no effect on the Group's assessment of controlled entities.
b)	Fair value measurement

IFRS 13 establishes a single framework for measuring fair value and making disclosures about fair value measurements when such measurements are required or permitted by other IFRSs. It unifies the definition of fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

In accordance with the transitional provisions of IFRS 13, the Group has applied the new fair value measurement guidance prospectively and has not provided any comparative information for new disclosures. Notwithstanding the above, the change had no significant impact on the measurements of the Group’s assets and liabilities.

c)	Employee benefits

IAS 19 Employee Benefits (2011) - which revised the definition of short-term employee benefits to benefits that are expected to be settled wholly within 12 months after the end of the annual reporting period in which the employees render the related service. As a result of the change, the annual leave liability for certain of the Group’s employees is now considered to be a long-term employee benefit, when previously it was a short-term benefit. The Group’s obligation is determined as the amount of future benefit that employees have earned in return for their service in the current and prior periods, applying actuarial assumptions, discounted to determine its present value. Re-measurements are recognised in profit or loss in the period in which they arise. The Group has applied the new policy retrospectively in accordance with the transitional provision of the standard. No adjustment to the comparative figures was required as a result of the adoption of the standard.

(iii)	Basis of measurement

The consolidated financial statements have been prepared on the historical cost basis except for cash-settled share-based payments which are measured at fair value.

Ingeus Limited
Notes to the consolidated financial statements
31 December 2013
(continued)

1.	Summary of significant accounting policies (continued)

(b)	Principles of consolidation

(i)	Subsidiaries

Subsidiaries are entities controlled by the Group. The Group controls an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. The financial statements of subsidiaries are included in the consolidated financial statements from the date on which control commences until the date on which control ceases.

Intercompany transactions, balances and unrealised gains on transactions between Group companies are eliminated. Unrealised losses are also eliminated unless the transaction provides evidence of the impairment of the asset transferred. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.

Non controlling interest in the results and equity of subsidiaries are shown separately in the consolidated statements of profit and loss and other comprehensive income, consolidated statements of changes in equity and consolidated balance sheets respectively.

(ii)	Associates

Associates are those entities in which the Group has significant influence, but not control, over the financial and operating policies. Significant influence is presumed to exist when the Group holds between 20 and 50 percent of the voting power of another entity. Jointly controlled entities are those entities over whose activities the Group has joint control, established by contractual agreement and requiring unanimous consent for strategic financial and operating decisions.

Investments in associates and jointly controlled entities are accounted for using the equity method (equity accounted investee) and are initially recognised at cost.

The consolidated financial statements include the Group's share of the profit or loss and other comprehensive income of equity accounted investees, after adjustments to align the accounting policies with those of the Group, from the date that significant influence or joint control commences until significant influence or joint control ceases.

When the Group's share of losses exceeds its interest in an equity accounted investee, the carrying amount of that interest, including any long term investments that form part thereof, is reduced to zero, and the recognition of further losses is discontinued except to the extent that the Group has an obligation or has made payments on behalf of the investee.

(c)	Foreign currency translation

(i)	Functional and presentation currency

Items included in the financial statements of each of the Group's operations are measured using the currency of the primary economic environment in which it operates (‘the functional currency'). The consolidated financial statements are presented in thousands of Australian dollars, which is Ingeus Limited's functional and presentation currency.

(ii)	Transactions and balances

Foreign currency transactions are translated into the presentation currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement, except when they are attributable to part of the net investment in a foreign operation.

Foreign currency transactions are initially translated into Australian currency at the rate of exchange at the date of the transaction. At balance date amounts payable and receivable in foreign currencies are translated to Australian currency at rates of exchange current at that date. Resulting exchange differences are recognised in determining the profit or loss for the period except for differences arising on foreign currency borrowings included in borrowing costs.

(iii)	Group companies

The results and financial position of all the Group entities that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

  • assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet;

  • income and expenses for each income statement are translated at average exchange rates; and

  • all resulting exchange differences are recognised as a separate component of equity.

On consolidation, exchange differences arising from the translation of any net investment in foreign entities, and of borrowings, are taken to shareholders’ equity.

(iv)	Loss of Control

On the loss of control of a foreign subsidiary, the cumulative amount of the foreign currency translation reserve, relating to that foreign operation will be recognised in the profit and loss in the statement of profit and loss and other comprehensive income.

Ingeus Limited
Notes to the consolidated financial statements
31 December 2013
(continued)

1.	Summary of significant accounting policies (continued)

(d)	Impairment of assets

(i)	Non-derivative financial assets

A financial asset not classified as at fair value through profit or loss, including an interest in an equity accounted investee, is assessed at each reporting date to determine whether there is objective evidence that it is impaired. A financial asset is impaired if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset, and that the loss event(s) had an impact on the estimated future cash flows of that asset that can be estimated reliably.

Objective evidence that financial assets are impaired includes default or delinquency by a debtor, restructuring of an amount due to the Group on terms that the Group would not consider otherwise, indications that a debtor or issuer will enter bankruptcy, adverse changes in the payment status of borrowers or issuers, economic conditions that correlate with defaults or the disappearance of an active market for a security.

Financial assets measured at amortised cost

The Group considers evidence of impairment for financial assets measured at amortised cost (loans and receivables and held-to-maturity financial assets) at both a specific asset and collective level. All individually significant assets are assessed for specific impairment. Those found not to be specifically impaired are then collectively assessed for any impairment that has been incurred but not yet identified. Assets that are not individually significant are collectively assessed for impairment by grouping together assets with similar risk characteristics.

In assessing collective impairment the Group uses historical trends of the probability of default, timing of recoveries and the amount of loss incurred, adjusted for management’s judgement as to whether current economic and credit conditions are such that the actual losses are likely to be greater or lesser than suggested by historical trends.

An impairment loss in respect of a financial asset measured at amortised cost is calculated as the difference between its carrying amount and the present value of the estimated future cash flows discounted at the asset’s original effective interest rate. Losses are recognised in profit or loss and reflected in an allowance account against receivables. Interest on the impaired asset continues to be recognised through the unwinding of the discount. When an event occurring after the impairment was recognised causes the amount of impairment loss to decrease, the decrease in impairment loss is reversed through profit or loss.

Equity accounted investees

An impairment loss in respect of an equity accounted investee is measured by comparing the recoverable amount of the investment with its carrying amount in accordance with the policy set out in Note 1(b)(ii). An impairment loss is recognised in profit or loss. An impairment loss is reversed if there has been a favourable change in the estimates used to determine the recoverable amount.

(ii)	Non-financial assets

The carrying amounts of the Group’s non-financial assets, other than deferred tax assets, are reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. Goodwill and indefinite life intangible assets are tested annually for impairment. An impairment loss is recognised if the carrying amount of an asset or cash-generating unit (CGU) exceeds its recoverable amount.

The recoverable amount of an asset or CGU unit is the greater of its value in use and its fair value less costs to sell. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. For impairment testing, assets are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or CGUs. Subject to an operating segment ceiling test, CGUs to which goodwill has been allocated are aggregated so that the level at which impairment is tested reflects the lowest level at which goodwill is monitored for internal reporting purposes. Goodwill acquired in a business combination is allocated to groups of CGUs that are expected to benefit from the synergies of the combination.

Impairment losses are recognised in profit or loss. Impairment losses recognised in respect of CGUs are allocated first to reduce the carrying amount of any goodwill allocated to the CGU (or group of CGUs), and then to reduce the carrying amounts of the other assets in the CGU (or group of CGUs) on a pro rata basis.

An impairment loss in respect of goodwill is not reversed. For other assets, an impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortisation, if no impairment loss had been recognised.

(e)	Rounding of amounts

Amounts in the financial statements have been rounded off to the nearest thousand dollars unless otherwise noted.

Ingeus Limited
Notes to the consolidated financial statements
31 December 2013
(continued)

1.	Summary of significant accounting policies (continued)

(f)	Income tax

Tax expense comprises current and deferred tax. Current and deferred tax are recognised in profit or loss except to the extent that it relates to a business combination, or items recognised directly in equity or in other comprehensive income.

(i)	Current tax

Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years. Current tax payable also includes any tax liability arising from the declaration of dividends.

(ii)	Deferred tax

Deferred tax is recognised in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognised for:

•	temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss
•

temporary differences related to investments in subsidiaries, associates and jointly controlled entities to the extent that the group is able to control the timing of the reversal of the temporary differences and it is probable that they will not reverse in the foreseeable future

•	taxable temporary differences arising on the initial recognition of goodwill.

The measurement of deferred tax reflects the tax consequences that would follow the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, using tax rates enacted or substantively enacted at the reporting date.

Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realised simultaneously.

A deferred tax asset is recognised for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilised. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realised.

(g)	Revenue recognition

Revenue is measured at the fair value of the consideration received or receivable. Amounts disclosed as revenue are net of amounts collected on behalf of third parties.

The Group recognises revenue when the amount of revenue can be reliably measured, it is probable that future economic benefits will flow to the entity and specific criteria have been met for each of the Group's activities as described below. The Group bases its estimates on historical results, taking into consideration the type of customer, the type of transaction and the specifics of each arrangement.

Revenue is recognised for the major business activities as follows:

(i)	Human services revenue

Human services revenue is recognised at the time the service is provided. Where revenues are received for the provision of services over a period of time, such revenue is deferred.

(a) Service fees, paid to the Group are recognised as revenue over the period during which the Group is required to provide services to the client.

(b) Job outcome fees, which are paid to the Group upon achievement of an eligible employment related outcome by the jobseeker. These fees are recognised by the Group once the eligible employment outcome has been obtained, and sufficient documentation is available to support the outcome claim.

(c) Sustain fees, which are paid to the Group once the job seeker has been sustained in eligible employment for the relevant period(s) of time. These fees are recognised by the Group once the sustained employment milestone has been reached, and sufficient documentation is available to support the claim.

(ii)	Other revenue

Other revenue is recognised at the time the service is provided.

(iii)	Interest income

Interest income is recognised using the effective interest method. When a receivable is impaired, the Group reduces the carrying amount to its recoverable amount, being the estimated future cash flow discounted at the original effective interest rate of the instrument, and continues unwinding the discount as interest income. Interest income on impaired loans is recognised using the original effective interest rate.

Ingeus Limited
Notes to the consolidated financial statements
31 December 2013
(continued)

1.	Summary of significant accounting policies (continued)

(h)	Cash and cash equivalents

For the purpose of presentation in the consolidated statement of cash flows, cash and cash equivalents includes cash on hand, deposits held at call with financial institutions, other short term, highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value, and bank overdrafts.

(i)	Trade receivables

Trade receivables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method, less provision for impairment. Trade receivables are generally due for settlement within 30 days.

(j)	Fair value estimation

The fair value of financial assets and financial liabilities must be estimated for recognition and measurement or for disclosure purposes.

The carrying value less impairment provision of trade receivables and payables are assumed to approximate their fair values due to their short term nature. The fair value of financial liabilities for disclosure purposes is estimated by discounting the future contractual cash flows at the current market interest rate that is available to the Group for similar financial instruments.

(k)	Property, plant and equipment

Property, plant and equipment is stated at historical cost less depreciation. Historical cost includes expenditure that is directly attributable to the acquisition of the items including make good costs for leasehold improvements.

Subsequent costs are included in the asset's carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. All other repairs and maintenance are charged to the income statements during the reporting period in which they are incurred.

Depreciation on other assets is calculated using the straight line method to allocate their cost or revalued amounts, net of their residual values, over their estimated useful lives, as follows:

	2013	2012	2011
Office equipment, furniture and fittings	20 - 30%	20 - 30%	20 - 30%
Leasehold improvements	10 - 50%	10 - 50%	10 - 50%
Computer equipment	33%	33%	40%

The assets' residual values and useful lives are reviewed, and adjusted if appropriate, at each reporting date. Leased assets are depreciated over the shorter of the lease term and their useful lives unless it is reasonably certain that the Group will obtain ownership by the end of the lease.

An asset's carrying amount is written down immediately to its recoverable amount if the asset's carrying amount is greater than its estimated recoverable amount (note 1(d)). Gains and losses on disposals are determined by comparing proceeds with carrying amount. These are included in the income statement.

(l)	Intangible assets

(i)	Goodwill

Goodwill represents the excess of the cost of an acquisition over the fair value of the Group’s share of the net identifiable assets of the acquired subsidiary at the date of acquisition. Goodwill on acquisitions of subsidiaries is included in intangible assets. Goodwill is not amortised. Instead, goodwill is tested for impairment annually, or more frequently if events or changes in circumstances indicate that it might be impaired, and is carried at cost less accumulated impairment losses. Gains and losses on the disposal of an entity include the carrying amount of goodwill relating to the entity sold. Goodwill is allocated to cash generating units for the purpose of impairment testing.

(ii)	Computer software

Costs incurred acquiring software and licenses that will contribute to future period financial benefits through revenue generation and/or cost reduction are capitalised to software and systems. Amortisation is calculated on a straight line basis over periods generally ranging from 3 to 5 years.

(iii)	Customer contracts and relationships

Customer contracts and relationships acquired as part of a business combination are recognised separately from goodwill. The customer contracts are carried at their fair value at the date of acquisition less accumulated amortisation and impairment losses. Amortisation is calculated using the straight line method to allocate the cost of the contracts over their estimated useful life of 5 years.

Ingeus Limited
Notes to the consolidated financial statements
31 December 2013
(continued)

1.	Summary of significant accounting policies (continued)

(m)	Leases

Leases in which a significant portion of the risks and rewards of ownership are not transferred to the Group as lessee are classified as operating leases (note 23). Payments made under operating leases (net of any incentives received from the lessor) are charged to profit or loss on a straight line basis over the period of the lease.

(n)	Trade and other payables

These amounts represent liabilities for goods and services provided to the Group prior to the end of the financial year and which are unpaid. The amounts are unsecured and are usually paid within 30 days of recognition.

(o)	Employee benefits

(i)	Short term obligations

Liabilities for wages and salaries, including non monetary benefits and annual leave expected to be settled within 12 months after the end of the period in which the employees render the related service are recognised in respect of employees' services up to the end of the reporting period and are measured at the amounts expected to be paid when the liabilities are settled. The liability for annual leave is recognised in the provision for employee benefits. All other short term employee benefit obligations are presented as payables.

(ii)	Other long term employee benefit obligations

The liability for long service leave expected to be settled within 12 months of the reporting date is recognised in the provision for employee benefits and is measured in accordance with (i) above. The liability for annual leave and long service leave expected to be settled more than 12 months from the reporting date is recognised in the provision for employee benefits and measured as the present value of expected future payments to be made in respect of services provided by employees up to the reporting date. Consideration is given to expected future wage and salary levels, experience of employee departures and periods of service. Expected future payments are discounted using market yields at the reporting date on national government bonds with terms to maturity and currency that match, as closely as possible, the estimated future cash outflows.

(iii)	Retirement benefit obligations

Employees of the Group are entitled to benefits from the Group’s retirement plan on retirement, disability or death. The Group has separate plans in each country it operates in and has both defined benefit plans and defined contribution plans. The defined contribution plans receive fixed contributions from Group companies and the Group’s legal or constructive obligation is limited to these contributions. The employees of the parent entity are all members of the defined contribution plan. Contributions to the defined contribution fund are recognised as an expense as they become payable. Prepaid contributions are recognised as an asset to the extent that a cash refund or a reduction in the future payments is available.

The defined benefit plan applies in France and provides defined lump sum benefits based on years of service and final average salary. A liability in respect of defined benefit retirement plan is recognised in the balance sheet, and is measured as the present value of the defined benefit obligation at the reporting date. The present value of the defined benefit obligation is based on expected future payments which arise from membership of the fund to the reporting date, calculated annually by independent actuaries. Consideration is given to expected future wage and salary levels, experience of employee departures and periods of service.

(iv)	Share based payments

Share based compensation benefits are provided to some executives via the Ingeus Limited employee share scheme.

Under the employee share scheme, shares issued to employees under limited recourse loan arrangements and vest immediately on grant date. The Group does not recognise the limited recourse loan to the shareholder, nor the increment to share capital, related to shares issued pursuant to the employee share scheme. The fair value of the put option, represented by the limited recourse features of the loan, is remeasured at each reporting date, with any changes to the fair value of the liability recognised as employee benefits expense in the consolidated statements of profit and loss and other comprehensive income.

(v)	Termination benefits

Termination benefits are payable when employment is terminated before the normal retirement date, or when an employee accepts a redundancy in exchange for these benefits. The Group recognises termination benefits when it is demonstrably committed to terminating the employment of current employees according to a detailed formal plan without possibility of withdrawal.

(p)	Borrowings

Borrowings are initially recognised at fair value plus any directly attributable transaction costs. Borrowings are subsequently measured at amortised cost using the effective interest rate method. Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least 12 months after the reporting period.

Ingeus Limited
Notes to the consolidated financial statements
31 December 2013
(continued)

1.	Summary of significant accounting policies (continued)

(q)	Provisions

Provisions including provisions for make good obligations, are recognised when the Group has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation and the amount has been reliably estimated. Provisions are not recognised for future operating losses.

Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognised even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.

Provisions are measured at the present value of management's best estimate of the expenditure required to settle the present obligation at the end of each reporting period. The discount rate used to determine the present value is a pre tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the passage of time is recognised as interest expense.

A provision for onerous contracts is recognised when the expected benefits to be derived by the Group from a contract are lower than the unavoidable cost of meeting its obligations under the contract. The provision is measured at the present value of the lower of the expected cost of terminating the contract and the expected net cost of continuing with the contract. Before a provision is established, the Group recognises any impairment loss on the assets associated with that contract.

(r)	Value Added Tax (VAT)

VAT includes value added taxes in different countries including the goods and services tax (GST) in Australia. Revenues, expenses and assets are recognised net of the amount of associated VAT, unless the VAT incurred is not recoverable from the taxation authority. In this case it is recognised as part of the cost of acquisition of the asset or as part of the expense.

Receivables and payables are stated inclusive of the amount of VAT receivable or payable. The net amount of VAT recoverable from, or payable to, the taxation authority is included with other receivables or payables in the balance sheet. Cash flows are presented on a gross basis. The VAT components of cash flows arising from investing or financing activities which are recoverable from, or payable to the taxation authority, are presented as operating cash flows.

(s)	Business combinations

The acquisition method of accounting is used to account for all business combinations, regardless of whether equity instruments or other assets are acquired. The consideration transferred for the acquisition of a business combination comprises the fair values of the assets transferred, the liabilities incurred and the equity interests issued by the Group. The consideration transferred also includes the fair value of any asset or liability resulting from a contingent consideration arrangement. Acquisition related costs are expensed as incurred. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date.

The excess of the consideration transferred over the fair value of the Group's share of the net identifiable assets acquired is recorded as goodwill. If those amounts are less than the fair value of the net identifiable assets of the business acquired and the measurement of all amounts has been reviewed, the difference is recognised directly in profit or loss as a bargain purchase.

Where settlement of any part of cash consideration is deferred, the amounts payable in the future are discounted to their present value as at the date of exchange. The discount rate used is the entity's incremental borrowing rate, being the rate at which a similar borrowing could be obtained from an independent financier under comparable terms and conditions.

Contingent consideration is classified either as equity or a financial liability. Amounts classified as a financial liability are subsequently remeasured to fair value with changes in fair value recognised in profit or loss.

(t)	New accounting standards and interpretations

A number of new standards, amendments to standards and interpretations are effective for annual periods beginning after 1 January 2013, and have not been applied in preparing these consolidated financial statements. Those which may be relevant to the Group are set out below. The Group does not plan to adopt these standards early.

(i)	IFRS 9, Financial Instruments (2010) and IFRS 9, Financial Instruments (2009)

IFRS 9 (2009) introduces new requirements for the classification and measurement of financial assets. Under IFRS 9 (2009), financial assets are classified and measured based on the business model in which they are held and the characteristics of their contractual cash flows. IFRS 9 (2010) introduces additional changes relating to financial liabilities. The IFRS9 currently has an active project to make limited amendments to the classification and measurement requirements of IFRS 9 and add new requirements to address the impairment of financial assets and hedge accounting. IFRS 9 (2010) and (2009) are effective for annual periods beginning on or after 1 January 2015, with early adoption permitted. The Group does not plan to adopt these standards early and the extent of the impact has not been determined.

Ingeus Limited
Notes to the consolidated financial statements
31 December 2013
(continued)

2.	Financial risk management

The Group's activities expose it to a variety of financial risks: market risk (including currency risk and interest rate risk), credit risk and liquidity risk. The Group's overall risk management program seeks to minimise potential adverse effects on the financial performance of the Group. The Group uses different methods including ageing analysis for credit risk and sensitivity analysis in the case of interest rates, to measure different types of risk to which it is exposed.

Risk management is carried out by a central finance department (treasury) under policies approved by the board of directors. Treasury identifies, evaluates and hedges financial risks in close co operation with the Group's operating units. The board provides written principles for overall risk management, as well as policies covering specific areas, such as foreign exchange risk, interest rate risk, credit risk, use of derivative financial instruments and non derivative financial instruments, and investment of excess liquidity.

The Group holds the following financial instruments:

Financial assets		2013	2012	2011
		$’000	$’000	$’000
Cash and cash equivalents	Note 8	20,989	18,040	33,518
Trade and other receivables	Note 9	24,786	25,965	15,426
		45,775	44,005	48,944

		2013	2012	2011
Financial liabilities		$’000	$’000	$’000
Trade and other payables	Note 14	12,483	21,393	18,845
Borrowings	Note 15	3,250	4,574	1,681
		15,733	25,967	20,526

Non-cash financial assets are classified as loans and receivables. All financial liabilities are classified as financial liabilities at amortised cost. The fair value of all financial assets and liabilities equals their carrying value.

(a)	Market risk

(i)	Foreign exchange risk

The Group operates internationally and is exposed to foreign exchange risk arising from various currency exposures. Foreign exchange risk arises when future commercial transactions and recognised assets and liabilities are denominated in a currency that is not the entity’s functional currency and where there are net investments in foreign operations.

Management has a policy requiring foreign exchange risk to be managed by Ingeus Limited. The group companies are required to only hold and contract in their functional currency where possible. Ingeus Limited conducts all transactions with subsidiaries in the subsidiaries' local currency.

Ingeus Limited has established borrowing facilities whereby the group borrowings can be drawn in multiple currencies. This enables the group to create a natural hedge by borrowing in the operating currency of a subsidiary and to repay the loans in the same currency from cashflow from that subsidiary. The Group has no forward contracted exchange transactions and does not hedge transactions.

The Group's exposure to foreign currency risk at the reporting date, expressed in Australian dollar, was as follows:

	31 December 2013		31 December 2012		31 December 2011
	EUR	Other	EUR	Other	EUR	Other
	$'000	$'000	$'000	$'000	$'000	$'000

Cash	100	2,893	218	2,497	5,087	4,859
Borrowings	-	-	-	(1,224)	-	(1,681)
Net exposure	100	2,893	218	1,273	5,087	3,178

Ingeus Limited
Notes to the consolidated financial statements
31 December 2013
(continued)

2.	Financial risk management (continued)

(ii)	Cash flow and fair value interest rate risk

The Group's main interest rate risk arises from borrowings. Borrowings issued at variable rates expose the Group to cash flow interest rate risk. Borrowings issued at fixed rates expose the Group to fair value interest rate risk. During the reporting periods, the Group’s borrowings at variable rate were denominated in Australian Dollars and Swedish Krona.

As at the reporting date, the Group had the following variable rate borrowings outstanding:

	31 December 2013		31 December 2012		31 December 2011
Consolidated	Weighted average interest rate	Balance	Weighted average interest rate	Balance	Weighted average interest rate	Balance
	%	$'000%		$'000%		$'000
Borrowings	4.10%	3,250	4.56%	4,574	6.39%	1,681

(iii)	Summarised sensitivity analysis

The following table summarises the sensitivity of the Group’s financial assets and financial liabilities to interest rate risk and foreign exchange risk.

Consolidated		Interest rate risk				Foreign exchange risk
		-0.50%		+1.50%		-15%		+15%
31 December 2013	Carrying amount	Profit	Equity	Profit	Equity	Profit	Equity	Profit	Equity
	$'000	$'000	$'000	$'000	$'000	$'000	$'000	$'000	$'000
Financial assets
Cash and cash equivalents	20,989	(40)	-	122	-	528	-	(390)	-
Financial liabilities
Borrowings	(3,250)	16	-	(49)	-	-	-	-	-
Total increase/ (decrease)		(24)	-	73	-	528	-	(390)	-

		Interest rate risk				Foreign exchange risk
		-0.50%		+1.50%		-15%		+15%
31 December 2012	Carrying amount	Profit	Equity	Profit	Equity	Profit	Equity	Profit	Equity
	$'000	$'000	$'000	$'000	$'000	$'000	$'000	$'000	$'000
Financial assets
Cash and cash equivalents	18,040	(23)	-	70	-	476	-	(351)	-
Financial liabilities
Borrowings	(4,574)	23	-	(69)	-	(216)	-	160	-
Total increase/ (decrease)		-	-	1	-	260	-	(191)	-

		Interest rate risk				Foreign exchange risk
		-0.50%		+1.50%		-15%		+15%
31 December 2011	Carrying amount	Profit	Equity	Profit	Equity	Profit	Equity	Profit	Equity
	$'000	$'000	$'000	$'000	$'000	$'000	$'000	$'000	$'000
Financial assets
Cash and cash equivalents	33,518	(104)	-	314	-	1,755	-	(1,297)	-
Financial liabilities
Borrowings	(1,681)	8	-	(25)	-	(297)	-	219	-
Total increase/ (decrease)		(96)	-	289	-	1,458	-	(1,078)	-

(b)	Fair Value

The fair value of financial assets and financial liabilities must be estimated for recognition and measurement or for disclosure purposes. The Group does not have any financial instruments recognised at fair value. The carrying value less impairment provision of trade receivables and payables is assumed to approximate their fair values due to their short term nature. The fair value of financial liabilities for disclosure purposes is estimated by discounting the future contractual cash flows at the current market interest rate that is available to the Group for similar financial instruments.

Ingeus Limited
Notes to the consolidated financial statements
31 December 2013
(continued)

2.	Financial risk management (continued)

(c)	Credit risk

Credit risk arises from cash and cash equivalents and deposits with banks, as well as credit exposures to customers, including outstanding receivables. The Group deals primarily with HSBC Bank or other major banks in countries the Group is operating in. The Group's primary customers are departments or bodies of national or state governments and are considered very low risk. Credit risk further arises in relation to financial guarantees given to certain parties. Such guarantees are only provided in exceptional circumstances.

	2013	2012	2011
Geographic concentration of trade debtors:	$'000	$'000	$'000
France	9,464	16,125	6,184
Saudi Arabia	6,117	2,314	-
Australia	1,875	1,131	1,140
South Korea	1,993	2,002	994
Switzerland	1,277	987	2,303
Other	829	1,287	947
Total	21,555	23,846	11,568
Ageing of trade debtors:
Neither past due nor impaired	14,764	14,163	6,853
Past due 1 – 30 days	2,421	3,852	4,326
Past due 31 – 90 days	3,081	3,828	342
Past due more than 90 days	1,289	2,003	47
Total	21,555	23,846	11,568

(d)	Liquidity risk

Prudent liquidity risk management implies maintaining sufficient cash and the availability of funding through an adequate amount of committed credit facilities. The group manages liquidity risk by continuously monitoring forecast and actual cashflows and matching the maturity profiles of financial assets and liabilities.

Financing arrangements

The Group had access to the following undrawn borrowing facilities at the end of the reporting period:

		Consolidated
		2013	2012	2011
Floating rate		$'000	$'000	$'000
Expiring within one year (bank loans and finance leases)	Note 15	7,467	9,465	6,431

The HSBC facility may be drawn at any time and is subject to annual review. It may be called upon by HSBC on demand. The facility is limited to $12,000,000 (2012: $15,000,000 & 2011: $10,000,000). Of the facility a maximum of $10,000,000 (2012: $10,000,000 & 2011: $5,000,000) is available as loans.

Maturities of financial liabilities

The tables below analyse the Group’s financial liabilities into relevant maturity groupings based on the remaining period at the reporting date to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows.

	Carrying Value	Contractual cash flows
		< 12 months	1 to 3 years	Total
At 31 December 2013	$'000	$'000	$'000	$'000
Non-interest bearing	12,483	12,483	-	12,483
Non-derivative - variable rate	3,250	3,294	-	3,294
Non-derivative - fixed rate	-	-	-	-
	15,733	15,777	-	15,777
At 31 December 2012
Non-interest bearing	21,393	21,393	-	21,393
Non-derivative - variable rate	4,574	4,640	-	4,640
Non-derivative - fixed rate	-	-	-	-
	25,967	26,033	-	26,033
At 31 December 2011
Non-interest bearing	18,845	18,845	-	18,845
Non-derivative - variable rate	1,681	1,703	-	1,703
Non-derivative - fixed rate	-	-	-	-
	20,526	20,548	-	20,548

3.	Critical accounting estimates and judgements

Estimates and judgements are continually evaluated and are based on historical experience and expectations of future events that may have a financial impact on the entity and that are believed to be reasonable under the circumstances.

The Group is subject to income taxes in Australia and jurisdictions where it has foreign operations. Judgement is required in determining the worldwide provision for income taxes. There are many transactions and calculations undertaken during the ordinary course of business for which the ultimate tax determination is uncertain. The Group estimates its tax liabilities based on the Group's understanding of the tax law. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the current and deferred income tax assets and liabilities in the period in which such determination is made. As discussed in Notes 6(b) and 13, the Group de-recognised deferred tax assets associated with temporary differences and carried forward tax losses in the Australian operations during the year ended 31 December 2012 based on management’s judgement that recoverability was not probable.

As outlined in note 1(g)(i), the Group’s employment services revenue includes service fees paid to the Group to work with a job seeker for a specified period of time (typically the contracted service period is between 6 months and 1 year). Service fees are deferred upon receipt and recognised as revenue over the period during which the Group provides services. While the provision of services varies on a case by case basis and may be for a shorter period than the relevant contractual requirement, management considers that the contracted period represents the appropriate period over which revenue should be recognised.

There are no critical judgements that management consider would significantly affect amounts recognised in these financial reports.

4.	Revenue

	2013	2012	2011
	$'000	$'000	$'000

Human services revenue	84,618	76,196	69,972

Other revenue
Interest	158	206	686
Other revenue	620	2,509	2,613
	778	2,715	3,299

	85,396	78,911	73,271

5.	Expenses

	2013	2012	2011
	$'000	$'000	$'000
Profit before income tax includes the following specific expenses:

Finance costs - interest paid/payable	204	147	172

Net loss/(gain) on disposal of property, plant and equipment	(15)	(19)	(19)

Operating lease rental expense	6,444	4,941	4,387

Net foreign exchange losses	76	209	1,132

Superannuation expense	2,692	2,410	2,351

Termination costs	1,130	1,364	719

Ingeus Limited
Notes to the consolidated financial statements
31 December 2013
(continued)

6.	Income tax expense

	2013 $'000	2012 $'000	2011 $'000

(a) Income tax expense:

Current Tax	767	1,103	3,843
Deferred tax	(263)	5,815	224
Adjustments for current tax and deferred tax of prior periods	136	15	(197)
	640	6,933	3,870

Deferred income tax expense included in income tax expense comprises:
Tax expense from continuing operations	640	6,933	2,230
Tax expense from discontinuing operations	-	-	1,640
Total tax expense	640	6,933	3,870

No tax expense arises on the items recognised in other comprehensive income.

(b)	Numerical reconciliation of income tax expense to prima facie tax payable

Profit/(loss) from continuing operations before income tax expense	14,055	(10,270)	6,766
Tax at the Australian tax rate of 30% (2012 & 2011 - 30%)	4,216	(3,081)	2,030
Tax effect of amounts which are not deductible (taxable) in calculating taxable income:
Non-deductible expenses	106	78	45
Effect of change in tax rate	22	72	27
Sundry items	(6)	226	(14)
	4,338	(2,705)	2,088

Income tax expense related to profit/(loss) from equity accounted investee	(6,236)	568	(1,097)
Difference in overseas tax rates	109	(27)	44
Under/(over) provided in prior years	136	15	197
Foreign tax paid	36	(47)	998
Derecognition of deferred tax assets (see (i) below and note 13)	2,257	9,129	-
Income tax expense	640	6,933	2,230

(i)	Derecognition of deferred tax assets relates to temporary differences and carried forward tax losses previously recognised by Ingeus Limited and derecognised due to continued tax losses (see Note 13).

7.	Discontinued operation

Ingeus UK Limited

(a)	Description

In February 2011 the Group entered into a Subscription Deed and Shareholders Agreement with Deloitte LLP UK for the sale of half of Ingeus UK Limited. The sale to Deloitte LLP UK was facilitated through the issue of shares on 23 March 2011.

The sale of equity to Deloitte LLP UK resulted in Ingeus UK Limited becoming a jointly controlled entity. The loss of control by the Group resulted in the recognition of the Group's continuing interest in Ingeus UK Limited (50%) measured at the fair value of that interest at the date control was lost, with the adoption of equity accounting thereafter. As at 31 December 2011, the carrying value of the Group's investment in Ingeus UK Limited was $10,969,000.

Ingeus Limited
Notes to the consolidated financial statements
31 December 2013
(continued)

7.	Discontinued operation (continued)

Financial information relating to the discontinued operation for the period to the date of loss of control is set out below.

(b)	Financial performance and cash flow information

Period to 23 March 2011 $'000
Revenue	31,991
Expenses	(26,236)
Profit before income tax	5,755
Income tax expense	(1,640)
Profit after income tax of discontinued operations	4,115

Reclassification of foreign currency translation reserve on loss of control of subsidiary	(5,077)

Gain on disposal of discontinued operation	6,615
Income tax expense on disposal of discontinued operation	-
Gain on disposal of discontinued operation after income tax	6,615

Profit from discontinued operation	5,653

Net cash inflow from operating activities	877
Net cash inflow (outflow) from investing activities	(66)
Net cash (outflow) from financing activities	(48)
Net increase in cash generated	763

(c)	Carrying amounts of assets and liabilities

The carrying amounts of assets and liabilities as at the date of loss of control of the entity:

23 March 2011
$'000
Cash	29,281
Trade receivables	14,950
Prepayments	3,486
Property, plant and equipment	2,838
Intangible assets	39
Deferred tax assets	592
Total assets	51,186

Trade creditors	(10,677)
Deferred income	(16,956)
Borrowings	(122)
Provisions	(3,016)
Tax liabilities	(3,255)
Non-current provisions	(1,030)
Total liabilities	(35,056)
Net assets	16,130

8.	Current assets - Cash and cash equivalents

	2013	2012	2011
	$'000	$'000	$'000

Cash in hand	44	42	27
Cash at bank	20,945	17,998	33,491
	20,989	18,040	33,518

Ingeus Limited
Notes to the consolidated financial statements
31 December 2013
(continued)

9.	Current assets - Trade and other receivables

	2013	2012	2011
	$'000	$'000	$'000
Net trade receivables
Trade receivables	21,555	23,846	11,568
Provision for impairment of receivables	(1)	(1)	-
	21,554	23,845	11,568
Loan to related entity, unsecured	5	112	1,214
Other receivables	1,143	691	1,435
Bonds and deposits	2,084	1,317	1,209
	24,786	25,965	15,426

10.	Non-current assets - Property, plant and equipment

	Work in progress	Furniture and fittings	Leasehold improvement	Artwork	Leased Assets	Computer equipment	Total
	$'000	$'000	$'000	$'000	$'000	$'000	$'000
At 1 January 2011
Cost	-	5,135	9,509	236	1,695	4,143	20,718
Accumulated depreciation	-	(3,833)	(6,520)	-	(1,426)	(2,927)	(14,706)
Net book amount	-	1,302	2,989	236	269	1,216	6,012

Year ended 31 December 2011
Opening net book amount	-	1,302	2,989	236	269	1,216	6,012
Exchange differences	-	31	85	-	7	24	147
Acquisition of business	-	20	100	-	-	47	167
Additions	10	119	613	17	-	1,504	2,263
Derecognised on loss of control of subsidiary	(10)	(710)	(1,561)	-	(114)	(442)	(2,837)
Disposals	-	(2)	-	(229)	-	-	(231)
Depreciation charge	-	(467)	(1,346)	-	(162)	(689)	(2,664)
Closing net book amount	-	293	880	24	-	1,660	2,857
At 31 December 2011
Cost	-	1,863	2,805	24	436	4,215	9,343
Accumulated depreciation	-	(1,570)	(1,925)	-	(436)	(2,555)	(6,486)
Net book amount	-	293	880	24	-	1,660	2,857

Year ended 31 December 2012
Opening net book amount	-	293	880	24	-	1,660	2,857
Exchange differences	-	-	22	-	-	(13)	9
Acquisition of business	-	16	-	-	-	9	25
Additions	87	322	805	-	-	861	2,075
Disposals	-	(9)	(10)	(10)	-	(1,032)	(1,061)
Depreciation charge	-	(264)	(777)	-	-	(740)	(1,781)
Closing net book amount	87	358	920	14	-	745	2,124
At 31 December 2012
Cost	87	2,157	3,402	14	-	3,148	8,808
Accumulated depreciation	-	(1,799)	(2,482)	-	-	(2,403)	(6,684)
Net book amount	87	358	920	14	-	745	2,124

Year ended 31 December 2013
Opening net book amount	87	358	920	14	-	745	2,124
Exchange differences	12	21	79	-	-	86	198
Additions	243	240	359	-	-	417	1,259
Disposals	(9)	-	(23)	-	-	(6)	(38)
Capitalise WIP	(77)	-	-	-	-	-	(77)
Depreciation charge	-	(236)	(562)	-	-	(521)	(1,319)
Impairment loss	-	-	(10)	-	-	-	(10)
Closing net book amount	256	383	763	14	-	721	2,137

At 31 December 2013
Cost	256	2,782	4,269	14	-	3,955	11,276
Accumulated depreciation	-	(2,399)	(3,506)	-	-	(3,234)	(9,139)
Net book amount	256	383	763	14	-	721	2,137

Ingeus Limited
Notes to the consolidated financial statements
31 December 2013
(continued)

11.	Non current assets - Intangible assets

	Goodwill	Computer software	Customer contracts and relationships	Total
	$'000	$'000	$'000	$'000
At 1 January 2011
Cost	-	2,974	-	2,974
Accumulated amortisation and impairment	-	(2,234)	-	(2,234)
Net book amount	-	740	-	740
Year ended 31 December 2011
Opening net book amount	-	740	-	740
Exchange differences	-	17	-	17
Additions	-	3,961	-	3,961
Acquisition of business	2,274	645	920	3,839
Derecognised on loss of control of subsidiary	-	(38)	-	(38)
Amortisation charge	-	(835)	(50)	(885)
Closing net book amount	2,274	4,490	870	7,634

At 31 December 2011
Cost	2,274	6,881	920	10,075
Accumulated amortisation and impairment	-	(2,391)	(50)	(2,441)
Net book amount	2,274	4,490	870	7,634
Year ended 31 December 2012
Opening net book amount	2,274	4,490	870	7,634
Exchange differences	-	452	-	452
Additions	-	1,062	-	1,062
Acquisition of business	807	13	386	1,206
Disposals	-	(540)	-	(540)
Impairment charge	-	(659)	-	(659)
Amortisation charge	-	(1,215)	(204)	(1,419)
Closing net book amount	3,081	3,603	1,052	7,736

At 31 December 2012
Cost	3,081	6,455	1,306	10,842
Accumulated amortisation and impairment	-	(2,852)	(254)	(3,106)
Net book amount	3,081	3,603	1,052	7,736
Year ended 31 December 2013
Opening net book amount	3,081	3,603	1,052	7,736
Exchange differences	-	600	-	600
Additions	-	869	-	869
Capitalise WIP	-	77	-	77
Amortisation charge	-	(1,266)	(261)	(1,527)
Closing net book amount	3,081	3,883	791	7,755

At 31 December 2013
Cost	3,081	8,635	1,306	13,022
Accumulated amortisation and impairment	-	(4,752)	(515)	(5,267)
Net book amount	3,081	3,883	791	7,755

(a)	Impairment testing for cash-generating units containing goodwill

All goodwill stated in the balance sheet relates to the Assure Programs business based in Australia, which is a single cash generating unit (CGU). The recoverable amount was based on the value in use, determined by discounting cash flows from the continuing use of the CGU. Key assumptions used in the calculation of value were the discount rate, terminal value growth rates and the EBITDA growth rate.

The discount rate was based on the weighted average cost of capital of the CGU. FY2014 to FY2018 year cash flows are included in the discounted cash flow model for FY2013 testing and include terminal value at year 5 based on FY2018 cash flows. Forecast EBITDA was based on expectations of future outcomes taking into account past experience and adjusting for one off projects which were undertaken in prior years such as new operating system, product development, acquisition and integration costs, restructure of the sales and management team and synergies from acquisitions and current market conditions.

Ingeus Limited
Notes to the consolidated financial statements
31 December 2013
(continued)

11.	Non current assets - Intangible assets (continued)

Weighted Averages	2013	2012

Discount Rate (pre-tax)	15.5%	10.0%

Terminal value growth rate	2.5%	N/A

(b)	Impairment of intangible assets

An impairment of computer software was recognised in 2012 for $659,000, due to the abandonment of software internally developed for the Assure business. The value in use of this software was assessed to be Nil. The impairment charge is reflected in other expenses in the consolidated statements of profit and loss and other comprehensive income.

12.	Investments in associates

The Group has an equity accounted investee, Ingeus UK Limited, which is jointly controlled pursuant to the Shareholders’ Agreement. The share of profit for the year was $20,788,000 (2012: loss of $1,895,000 and 2011: $3,942,000). During the year ended 31 December 2013 the Group received dividends of $14,643,000 from its investment in equity accounted investees (2012: Nil and 2011:$15,449,000).

Ingeus UK Limited’s principal activity is employment services and is of strategic importance to the Ingeus Group. The company’s principal place of business is the United Kingdom.

Summary financial information for equity accounted investee is as follows:

	2013	2012	2011
Balance sheet	$'000	$'000	$'000
Current Assets	54,506	42,139	22,887
Non-Current Assets	22,234	25,058	14,274
Current Liabilities	43,638	51,403	18,569
Non-Current Liabilities	4,833	6,215	5,210
Income statement
Revenue	314,290	184,693	114,024
Profit/(loss) after tax	42,552	(4,114)	4,976
Total comprehensive income	42,552	(4,114)	4,976

(a)	Carrying amounts

Name of company	Principal activity	Ownership interest
		2013	2012	2011	2013	2012	2011
		%	%	%	$'000	$'000	$'000
Ingeus UK Limited	Employment Services	50	50	50	14,881	9,073	10,969

(b)	Reconciliation of carrying value to associate

	2013	2012	2011
	$'000	$'000	$'000
Net Assets of Associate	28,270	9,579	13,382
50% of value	14,135	4,790	6,691
Consolidation adjustments	746	1,275	1,230
Additional entitlement to retained earnings per shareholder agreement	-	3,008	3,048
Carrying Value	14,881	9,073	10,969

Ingeus Limited
Notes to the consolidated financial statements
31 December 2013
(continued)

13.	Non current assets - Deferred tax assets

	2013	2012	2011
	$'000	$'000	$'000
The balance comprises temporary differences attributable to:
Property, plant and equipment	906	780	608
Other items	163	(95)	226
Accruals	55	94	384
Employee Benefits	288	233	617
Tax losses and credits carried forward	63	21	5,013
Net deferred tax assets	1,475	1,033	6,848

Movements:

Opening balance	1,033	6,848	7,591
Credited/(charged) to the income statement	263	(5,815)	(224)
Acquisition of business	-		73
Derecognised on loss of control of subsidiary	-		(592)
Effect of foreign currency movements on deferred tax balance	179	-	-
Closing balance at 31 December	1,475	1,033	6,848

Movements - Consolidated	Tax losses and credits	Employee benefits	Property, plant and equipment	Accruals	Other	Total
	$'000	$'000	$'000	$'000	$'000	$'000
At 1 January 2011	5,101	579	973	642	296	7,591
- to profit or loss	(88)	25	177	(258)	(80)	(224)
- acquisition of business	-	63	-	-	10	73
- derecognised on loss of control of subsidiary	-	(50)	(542)	-	-	(592)
At 31 December 2011	5,013	617	608	384	226	6,848

At 1 January 2012	5,013	617	608	384	226	6,848
- to profit or loss	(4,992)	(384)	172	(290)	(321)	(5,815)
At 31 December 2012	21	233	780	94	(95)	1,033

At 1 January 2013	21	233	780	94	(95)	1,033
- to profit or loss	42	23	(12)	(47)	257	263
- effect of foreign currency movements	-	32	138	8	1	179
At 31 December 2013	63	288	906	55	163	1,475

Unrecognised deferred tax assets

Deferred tax assets have not been recognised in respect of the following items:

	2013	2012	2011
	$'000	$'000	$'000
Deductible temporary differences	810	627	-
Tax losses	10,492	8,502	-
	11,302	9,129	-

The deductible temporary differences and tax losses do not expire under current tax legislation. Deferred tax assets have not been recognised in respect of these items because it is not probable that future taxable profit will be available against which the Group can utilise the benefits therefrom.

Ingeus Limited
Notes to the consolidated financial statements
31 December 2013
(continued)

14.	Current liabilities - Trade and other payables

	2013	2012	2011
	$'000	$'000	$'000
Trade payables and other creditors	9,073	11,973	9,260
Loan from associated entity, unsecured (note 21)	-	6,017	-
Dividend payable	-	-	5,000
Accrued expenses	3,410	3,403	4,585
	12,483	21,393	18,845

15.	Current liabilities - Borrowings

	2013	2012	2011
	$'000	$'000	$'000
Secured
Loans	3,250	4,574	1,681
Total secured current borrowings	3,250	4,574	1,681

(a)	Bank guarantees

HSBC Bank Limited has provided bank guarantees in the amount of $1,281,774 (2012: $960,547 & 2011: $2,097,154) to the Group in relation to operating leases over premises.

(b)	Financing arrangements

The consolidated entity has loan and guarantee facilities with HSBC. This facility may be drawn at any time and is subject to annual review. It may be called upon by HSBC on demand. These facilities are secured by a fixed and floating charge over all assets of Ingeus Limited, Ingeus Investments Limited, Ingeus GmbH, Ingeus Australia Pty Ltd and assets of Ingeus Europe Limited excluding its shares in Ingeus UK Limited. It is further secured by guarantees and indemnities between all 100% owned companies in the Group.

At balance date the facility was $12,000,000 (2012: $15,000,000 & 2011: $10,000,000) of which $4,532,693 (2012: $5,534,961 & 2011: $3,569,016) was drawn, inclusive of bank guarantees, and $7,467,307 (2012: $9,465,069 & 2011: $6,430,984) was available.

(c)	Guarantees

Ingeus Europe Limited together with Deloitte LLP have provided a guarantee to Lloyd's TSB Bank plc with joint and severable liability to guarantee Ingeus UK Limited's bank facility. This facility has a limit of £20 million (2012: £40 million & 2011: £40 million) and has not been drawn down at 31 December 2013 (2012: £17.5 million & 2011: Nil).

16.	Current liabilities – Provisions

	2013	2012	2011
	$'000	$'000	$'000
Employee entitlements (note (a))	5,306	4,444	3,681
Make good of leased premises	97	75	58
Employee shares (note (b))	443	243	571
Straight line of Premise leases and lease inducements	-	-	7
Onerous contracts (note (c))	641	646	868
Other provisions	88	357	202
	6,575	5,765	5,387

(a)	Employee entitlements

Provision is made for estimated employee entitlements in respect of annual leave and long service leave. These benefits are expected to be settled in the next financial year but this may be extended into the following year in some cases. The current provision for long service leave includes all unconditional entitlements where employees have completed the required period of service. The entire amount is presented as current, since the Group does not have an unconditional right to defer settlement. However, based on past experience, the Group does not expect all employees to take the full amount of accrued long service leave or require payment within the next 12 months.

Ingeus Limited
Notes to the consolidated financial statements
31 December 2013
(continued)

16.	Current liabilities - Provisions (continued)

(b)	Employee shares

Provision for employee shares represents the fair value of the cash-settled share based payment liability under the Group's employee share scheme as at year-end. As the employee share scheme has features akin to call options, the provision is calculated as the fair value of the options held by the relevant employee at year end. The provision is revised at each balance sheet date.

(c)	Onerous Contracts

Provision is made on contracts such as leases where the costs involved with fulfilling the terms and conditions of the contract are higher than the amount of economic benefit received. It is expected that the amounts will be settled within 12 months but any amounts in litigation can be extended into a following year in some cases.

(d)	Movements in provisions

Movements in each class of provision during the financial period, other than employee benefits, are set out below:

	Make good of leased premises	Straight line of premise leases and lease inducements	Employee shares	Onerous contracts	Other provisions
	$'000	$'000	$'000	$'000	$'000
2013
Current
Carrying amount at start of period	75	-	243	646	357
Charged/(credited) to profit or loss
Additional provisions recognised	20	-	200	64	-
Payments	(11)	-	-	-	(293)
Unused amounts reversed	-	-	-	(190)	-
Exchange differences	13	-	-	121	24
Carrying amount at end of period	97	-	443	641	88

2012
Current
Carrying amount at start of period	58	7	571	868	202
Charged/(credited) to profit or loss
Additional provisions recognised	12	-	-	-	132
Payments	-	(7)	(218)	(210)	-
Unused amounts reversed	-	-	(110)	(8)	-
Exchange differences	5	-	-	(4)	23
Carrying amount at end of period	75	-	243	646	357

2011
Current
Carrying amount at start of period	2,282	245	399	871	-
Charged/(credited) to profit or loss
Additional provisions recognised	77	-	256	545	258
Payments	-	(42)	(84)	(434)	(51)
Unused amounts reversed	-	-	-	(95)	-
Derecognised on loss of control of subsidiary	(2,350)	(211)	-	-	-
Exchange differences	49	6	-	(19)	(5)
Transfer from Non-Current Provision	-	9	-	-	-
Carrying amount at end of period	58	7	571	868	202

Ingeus Limited
Notes to the consolidated financial statements
31 December 2013
(continued)

17.	Non current liabilities - Provisions

	2013	2012	2011
	$'000	$'000	$'000
Employee entitlements	739	473	280
Make good of leased premises	300	198	170
Straight line of premise leases and lease inducements	43	15	12
	1,082	686	462

(a)	Movements in provisions

Movements in each class of provision during the financial period, other than employee benefits, are set out below:

	Make good on leased premises	Straight line of premise leases and lease inducements
	$'000	$'000
2013
Non-current
Carrying amount at start of year - 1 January 2013	198	15
Charged/(credited) to the profit or loss
- additional provisions recognised	117	28
- unused amounts reversed	(64)	-
Exchange differences	49	-
Carrying amount at end of year - 31 December 2013	300	43

2012
Non-current
Carrying amount at start of period - 1 January 2012	170	12
Charged/(credited) to the consolidated income statement
- additional provisions recognised	32	15
- unused amounts reversed	(5)	(14)
Exchange differences	1	2
Carrying amount at end of period - 31 December 2012	198	15

2011
Non-current
Carrying amount at start of year - 1 January 2011	978	255
- additional provisions recognised	20	-
- unused amounts reversed	(13)	-
- payments	-	(40)
Derecognised on loss of control of subsidiary	(829)	(200)
Exchange differences	14	6
Transfer to current provision	-	(9)
Carrying amount at end of year - 31 December 2011	170	12

Ingeus Limited
Notes to the consolidated financial statements
31 December 2013
(continued)

18.	Contributed equity

	2013 '000 Shares	2012 '000 Shares	2011 '000 Shares	2013 $'000	2012 $'000	2011 $'000

(a) Share capital

Ordinary shares
Issued and paid up capital	131,500	131,500	132,500	13	13	13

(b)	Movements in ordinary share capital:

Date	Details	Number of shares	$'000
1 January 2011	Opening balance	133,000,000	297
	Shares bought back during year	(500,000)	(70)
	Restate share in relation to employee share scheme	-	(214)
31 December 2011	Balance	132,500,000	13

1 January 2012	Opening balance	132,500,000	13
	Shares bought back during year	(1,000,000)	-
31 December 2012	Balance	131,500,000	13

1 January 2013	Opening balance	131,500,000	13
31 December 2013	Balance	131,500,000	13

(c)	Ordinary shares

Holders of ordinary shares are entitled to receive the following rights and subject to the following restrictions:

(a)	a right to receive notice of any general meeting of the Company;
(b)	a right to vote at member's meetings;
(c)	dividends as determined from time to time in accordance with the constitution; and
(d)	a right to participate in the distribution of surplus assets on winding up.

(d)	Par value

The Company does not have authorised capital or par value in respect of its issued shares.

(e)	Capital management

The Group does not manage its capital to any set policies or externally imposed capital requirements.

19.	Reserves

2013	2012	2011
$'000	$'000	$'000

(a)	Reserves

Statutory reserve	344	344	323
Foreign currency translation reserve	2,163	(2,069)	(2,348)
	2,507	(1,725)	(2,025)

(b)	Statutory reserve

An obligation under French law to have a reserve with a balance equal to 10% of share capital of Ingeus SAS and 20% under Swiss law for Ingeus AG.

Ingeus Limited
Notes to the consolidated financial statements
31 December 2013
(continued)

19.	Reserves (continued)

(c)	Foreign currency translation reserve

Movements:	2013	2012	2011
	$'000	$'000	$'000
Opening balance	(2,069)	(2,348)	(6,925)
Reclassification on loss of control of subsidiary	-	-	5,077

Currency translation differences arising during the period	4,232	279	326
Reclassification of exchange difference on translation of net investment in foreign operation, net of tax	-	-	(826)
Balance 31 December	2,163	(2,069)	(2,348)

Exchange differences arising on translation of the foreign controlled entity are recognised in other comprehensive income as described in note 1(c) and accumulated in a separate reserve within equity.

On the loss of control of Ingeus UK Limited, the Group has recognised an expense of $5,077,000 in the consolidated statements of profit and loss and other comprehensive income. This amount was previously recognised in the foreign currency translation reserve and represents the cumulative foreign exchange differences since the commencement of the company.

20.	Dividends

2013	2012	2011
$'000	$'000	$'000

(a)	Ordinary shares
Final dividend for the year ended 31 December 2010 of 0.2264 cents per fully paid share (fully franked), paid on 6 May 2011.	-	-	300
Final dividend for the year ended 31 December 2011 of 3.7736 cents per fully paid share (fully franked), paid on 11 January 2012.	-	-	5,000
	-	-	5,300

Paid in cash	-	-	300
Payable at balance date (note 14)	-	-	5,000
	-	-	5,300

21.	Related party transactions

(a)	Parent entity

The parent entity within the Group is Ingeus Limited. The ultimate parent entity and ultimate controlling party is Ingeus Limited (incorporated in Australia).

(b)	Directors

The following persons were directors of Ingeus Limited during the whole of the financial period:

• D.M.Gonski

• T.V.Rein

• G.A.Hounsell

• G.K.Ashmead

• A. Showering (appointed as a director on 29 August 2012)

(c)	Transactions with associates

The Group recognised sales income in the financial year that arose from transactions with Ingeus UK Limited that amounted to $7,253,000 (2012: $6,967,000 & 24 March to 31 December 2011: $6,552,000). At 31 December 2013, Ingeus UK Limited owed the Group $5,000 (2012: $112,000 & 2011: $1,214,000), related to the above sales. At 31 December 2013, the Group owed Ingeus UK Limited Nil (2012: $6,017,000 & 2011: Nil) relating to a loan for legacy contract profit which was paid in advance of a dividend.

During the 2012 year the Group sold property, plant and equipment to Ingeus UK Limited for consideration of $952,000 and intangible assets to Ingeus UK Limited for consideration of $538,000.

Ingeus Limited
Notes to the consolidated financial statements
31 December 2013
(continued)

22.	Contingent liabilities

The Group had no contingent liabilities at 31 December 2013, 31 December 2012 or 31 December 2011.

23.	Commitments

(i)	Non-cancellable operating leases

The Group leases various offices under non-cancellable operating leases. The leases have varying terms (typically between 1 and 9 years), escalation clauses and renewal rights. On renewal, the terms of the leases are renegotiated.

The Group also leases various equipment and motor vehicles under cancellable operating leases. The term of leases is typically between 1 and 5 years.

	2013	2012	2011
	$'000	$'000	$'000
Commitments for minimum lease payments in relation to non-cancellable operating leases are payable as follows:
Within one year	3,790	4,449	1,868
Later than one year but not later than five years	4,384	3,557	2,186
Later than five years	-	216	-
	8,174	8,222	4,054

(ii)	Cancellable operating leases

Commitments in relation to cancellable operating leases contracted for at the reporting date but not recognised as liabilities, payable:
Within one year	647	660	477
Later than one year but not later than five years	98	310	-
	745	970	477

24.	Key Management Personnel

(a)	Key management personnel compensation

	2013 $	2012 $	2011 $

Short-term employee benefits	1,907,274	3,117,035	3,097,599
Post-employment benefits	139,487	304,341	270,307
Share based payments	200,000	(110,268)	171,375
Termination benefits	-	1,028,430	-
	2,246,761	4,339,538	3,539,281

Ingeus Limited
Notes to the consolidated financial statements
31 December 2013
(continued)

24.	Key management personnel disclosures (continued)

(b)	Equity instrument disclosures relating to key management personnel

(i)	Share holdings

The numbers of shares in the company held during the financial year by each director of Ingeus Limited and other key management personnel of the Group, including their personally related parties, are set out below.

31 December 2013
Name	Balance at the start of the period	Granted during reporting period as compensation	Received during the period on the exercise of options	Other changes during the period	Balance at the end of the period
Directors of Ingeus Limited
Ordinary shares
Directors of Ingeus Limited
T.V.Rein	130,000,000	-	-	-	130,000,000
G.K.Ashmead	1,000,000	-	-	-	1,000,000
Other key management personnel of the Group
Ordinary shares
M.Morris	500,000	-	-	-	500,000

31 December 2012
Directors of Ingeus Limited
Ordinary shares
Directors of Ingeus Limited
T.V.Rein	130,000,000	-	-	-	130,000,000
G.K.Ashmead	1,000,000	-	-	-	1,000,000
Other key management personnel of the Group
Ordinary shares
W.Smith	500,000	-	-	(500,000)	-
M.Morris	500,000	-	-	-	500,000
A.Hili	500,000	-	-	(500,000)	-

31 December 2011
Directors of Ingeus Limited
Ordinary shares
Directors of Ingeus Limited
T.V.Rein	130,000,000	-	-	-	130,000,000
G.K.Ashmead	1,000,000	-	-	-	1,000,000
Other key management personnel of the Group
Ordinary shares
W.Smith	500,000	-	-	-	500,000
M.Morris	500,000	-	-	-	500,000
A.Hili	500,000	-	-	-	500,000

Ingeus Limited
Notes to the consolidated financial statements
31 December 2013
(continued)

25.	Business Combinations

Assure Programs

(a)	Summary of acquisition

On 1 October 2011, Ingeus Australia Pty Ltd acquired the business of Assure Programs, a provider of Employee Assistance Programs (EAP), to enter the EAP market and re-establish an operating entity in Australia.

Details of fair value assets and liabilities and any goodwill are as follows:

$'000

Purchase consideration
Cash paid	2,410
Cash payable	500
Total purchase consideration	2,910
Fair value of net identifiable assets acquired (refer to (b) below)	636
Goodwill (refer to (b) below and note 11)	2,274

The goodwill is not tax deductible. Goodwill represents synergies from combining with the Ingeus Group.

(b)	Assets and liabilities acquired

The assets and liabilities recognised as a result of the acquisition are as follows:

Fair value
$'000
Prepayments	5
Property, Plant and equipment	167
Deferred tax asset	73
Intangible assets: software	645
Intangible assets: customer contracts	920
Deferred income	(964)
Provision for employee benefits	(210)
Net identifiable assets acquired	636

Add: goodwill	2,274

Net assets acquired	2,910

(i)	Revenue and profit contribution

The acquired business contributed revenues of $1,658,000 and net loss after tax of $38,000 to the group for the period from 1 October 2011 to 31 December 2011, which included acquisition costs. If the acquisition had occurred on 1 January 2011, management estimates that revenue would have been $6,365,000 and the loss for the year would have been $6,000.

White Tennyson & Associates

(a)	Summary of acquisition

On 31 August 2012 Ingeus Australia Pty Ltd acquired the business of White Tennyson & Associates Pty Ltd to expand the Group’s EAP business in Western Australia.

The acquired business contributed revenues of $194,000 and net loss after tax of $64,000 to the group for the period from 1 September 2012 to 31 December 2012, which included acquisition costs. If the acquisition had occurred on 1 January 2012, management estimates that revenue would have been $632,000 and the loss for the year would have been $1,000.

$'000
Total purchase consideration as cash	497
Fair value of net identifiable assets acquired (refer to (b) below)	162
Goodwill (refer to (b) below and note 11)	335

Ingeus Limited
Notes to the consolidated financial statements
31 December 2013
(continued)

25.	Business Combinations (continued)

(b)	Assets and liabilities acquired

The assets and liabilities recognised as a result of the acquisition are as follows:

Fair value
$'000
Property, Plant and equipment	11
Intangible assets: customer contracts	172
Provision for employee benefits	(21)
Net identifiable assets acquired	162

Add: goodwill	335
Net assets acquired	497

The goodwill is not tax deductible. Goodwill represents synergies from combining with the Ingeus Group.

Aus E. Psych

(a)	Summary of acquisition

On 30 September 2012, Ingeus Victoria Pty Ltd acquired the business of Aus E. Psych to expand the Group’s EAP business in Victoria.

The acquired business contributed revenues of $211,000 and net loss after tax of $83,000 to the group for the period from 1 October 2012 to 31 December 2012, which included acquisition costs. If the acquisition had occurred on 1 January 2012, management estimates that revenue would have been $954,000 and the profit for the year would have been $43,000.

$'000
Purchase consideration
Cash paid	519
Cash Payable	150
Total purchase consideration	669

The goodwill is not tax deductible
Fair value of net identifiable assets acquired (refer to (b) below)	197
Goodwill (refer to (b) below and note 11)	472

(b)	Assets and liabilities acquired

Fair value
$'000
Property, Plant & Equipment	14
Intangible assets: software	13
Intangible assets: customer contracts	214
Provision for employee benefits	(23)
Deferred income	(21)
Net identifiable assets acquired	197

Add: goodwill	472
Net assets acquired	669

 The goodwill is not tax deductible. Goodwill represents synergies from combining with the Ingeus Group.

Ingeus Limited
Notes to the consolidated financial statements
31 December 2013
(continued)

26.	Group Entities

The parent entity and ultimate parent of the Group is Ingeus Limited (refer note 27). The consolidated financial statements incorporate the assets, liabilities and results of the following subsidiaries in accordance with the accounting policy described in note 1(b).

Name of entity	Country of incorporation	Class of shares	Equity holding
			2013	2012	2011
			%	%	%
Subsidiaries
Ingeus Europe Limited	United Kingdom	Ordinary	100	100	100
Ingeus Investments Limited	United Kingdom	Ordinary	100	100	100
Ingeus Social Ventures Limited*	United Kingdom	Ordinary	-	100	100
Ingeus Investments Too Limited***	United Kingdom	Ordinary	-	-	100
Ingeus SAS	France	Ordinary	100	100	100
Ingeus GmbH	Germany	Ordinary	100	100	100
Ingeus AB	Sweden	Ordinary	100	100	100
Ingeus AG	Switzerland	Ordinary	100	100	100
Ingeus Co. Ltd	Korea	Ordinary	100	100	100
Ingeus Sp z.o.o	Poland	Ordinary	100	100	100
Ingeus Australia Pty Ltd	Australia	Ordinary	100	100	100
Ingeus Australasia Pty Ltd	Australia	Ordinary	100	100	100
Ingeus Victoria Pty Ltd**	Australia	Ordinary	75.5	75.5	-
Ingeus S.L.	Spain	Ordinary	70	70	-
Ingeus LLC	Saudi Arabia	Ordinary	100	100	-
Associated entities
Ingeus UK Limited	United Kingdom	Ordinary	50	50	50
Ingeus Training Limited	United Kingdom	Ordinary	50	50	-
Ingeus Deloitte Limited***	United Kingdom	Ordinary	-	-	50
Zodiac Training Limited	United Kingdom	Ordinary	50	50	-

*				Ingeus Social Ventures Limited was voluntarily deregistered in 2013
**				The 24.5% of Ingeus Victoria Pty Ltd held by minority interests was acquired by the Group on 1 January 2014.
***				Ingeus Investments Too Limited and Ingeus Deloitte Limited were voluntarily deregistered in 2012

27.	Events occurring after the reporting period

(a)	The Group acquired the 24.5% of shares in Ingeus Victoria Pty Ltd that were held by minority interests, on 1 January 2014.
(b)	The Group acquired the remaining 50% shareholding of Ingeus UK on the 31 May 2014. The results of Ingeus UK will be fully consolidated into the Group’s financial statements from this date.
(c)

The Group was acquired by Providence Service Corporation on the 31 May 2014. The new immediate parent is Pinnacle Australia Holdco Pty Ltd and the ultimate parent company is Providence Service Corporation.

The Group announced the head office would be relocated from Brisbane to London in 2014, resulting in the restructure costs of $800,000.

Other than the matters above, there has not arisen in the interval between the end of the financial year and the date of this report any other item, transaction or event of a material and unusual nature likely, in the opinion of the directors of the company, to affect significantly the operations of the Group, the results of those operations or the state of affairs of the Group in future financial years.

Ingeus Limited
Notes to the consolidated financial statements
31 December 2013
(continued)

28.	Reconciliation of profit / (loss) from ordinary activities after income tax to net cash inflow from operating activities

	2013	2012	2011
	$'000	$'000	$'000

Profit/(loss) for the period	13,415	(17,203)	15,266
Depreciation and amortisation	2,846	3,200	3,549
Impairment of assets	10	659	-
Derecognition of employee share scheme	-	-	(214)
Net (gain)/loss on sale of Ingeus UK	-	-	(6,615)
Net (gain)/loss on sale of non-current assets	15	19	(19)
Share based payment	-	-	(70)
Share of (profit)/loss of equity-accounted investee, net of tax	(20,788)	1,896	(3,942)
Change in operating assets and liabilities
Decrease/(increase) in trade debtors	2,291	(12,277)	(6,005)
Increase/(decrease) in provision for doubtful debts	-	1	-
Decrease/(increase) in prepayments	(37)	(718)	445
Decrease/(increase) in other debtors	(452)	744	(2,724)
Decrease/(increase) in bonds and deposits	(767)	(108)	(1,054)
Decrease/(increase) in intercompany loans	107	1,102	395
Increase/(decrease) in trade creditors	(2,900)	2,563	4,191
Increase/(decrease) in deferred revenue	(218)	(818)	(2,923)
Increase/(decrease) in accruals	7	(1,182)	1,937
Increase/(decrease) in provision for income taxes payable	(318)	(886)	(897)
Increase/(decrease) in provision for deferred tax assets	(436)	5,815	224
Increase/(decrease) in provisions	1,206	556	1,374
Net cash inflow (outflow) from operating activities	(6,019)	(16,637)	2,918

Ingeus Limited
Director’ declaration
31 December 2013

Directors’ Declaration

1.	In the opinion of the directors of Ingeus Ltd (the “Company”):

(a)

the financial statements and notes, set out on pages 2 to 33, present fairly the Group’s financial position as at 31 December 2013, 31 December 2012 and 31 December 2011 and its performance, for the financial years ended on that date and comply International Financial Reporting Standards as issued by the International Accounting Standards Board.;

(b)	there are reasonable grounds to believe that the Company will be able to pay its debts as and when they become due and payable.

Signed in accordance with a resolution of the directors:

/s/ ThérèseRein

ThérèseRein

Director

12 August 2014

London

Independent Auditors’ Report

The Board of Directors
Ingeus Limited:

We have audited the accompanying consolidated financial statements of Ingeus Limited and its subsidiaries, which comprise the consolidated balance sheets as of 31 December 2013, 31 December 2012 and 31 December 2011, and the related consolidated statements of profit and loss and other comprehensive income, changes in equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ingeus Limited and its subsidiaries as of 31 December 2013, 31 December 2012 and 31 December 2011, and the results of their operations and their cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ KPMG

Brisbane, Australia
12 August 2014